[EXHIBIT 99.4]


                    INTERNATIONAL CO-PROMOTION AGREEMENT


      This Agreement, effective as of June 28, 1996, is made by and between WARNER-LAMBERT COMPANY, a Delaware corporation (hereinafter "WARNER-LAMBERT"), with primary offices located at 201 Tabor Road, Morris Plains, New Jersey 07950, by and through its Parke-Davis Division, and PFIZER INC., a Delaware corporation (hereinafter "PFIZER"), with primary offices located at 235 East 42nd Street, New York, NY 10017-5755. Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.01.

      WHEREAS, WARNER-LAMBERT holds rights in the Co-Promotion Territory (as hereinafter defined) under Patents, Technical Information (as defined in the International License Agreement) and Trademarks pertaining to Atorvastatin;

      WHEREAS, PFIZER has significant experience in the market development, marketing, promotion and sale of pharmaceutical products and believes it can make significant contributions to the successful market development and commercialization of Atorvastatin outside the United States;

      WHEREAS, WARNER-LAMBERT believes that the arrangements with PFIZER pursuant to this Agreement for the commercialization and market development of Atorvastatin outside the United States are desirable and fully compatible with WARNER-LAMBERT's business objectives;

      WHEREAS, WARNER-LAMBERT and PFIZER are simultaneously with the execution of this International Co-Promotion Agreement executing the International Collaboration Agreement dated as of the date hereof (hereinafter, the "International Collaboration Agreement"); and

      WHEREAS, pursuant to the International Collaboration Agreement, WARNER-LAMBERT has agreed to enter into this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and the representations, covenants and agreements contained herein, WARNER-LAMBERT and PFIZER, intending to be legally bound, hereby agree as follows:


                           ARTICLE I - DEFINITIONS

      SECTION 1.01. Definitions. The following capitalized terms shall have the following meanings:

      "Adverse Drug Experience Report" means any oral, written or electronically transmitted report of any "adverse drug experience" as defined or contemplated by 21 C.F.R. 314.80 or 312.32 or their local equivalents, associated with the use of Atorvastatin or any Product.

      "Affiliate" means any Person that directly or indirectly controls or is controlled by or is under common control with WARNER-LAMBERT or PFIZER, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means possession of the power to direct or cause the direction of the management and policies of a Person whether by contract or otherwise.

      "Agreement Quarters" means for each Agreement Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first Agreement Quarter for Agreement Year One shall extend from the Launch Date to the end of the first complete calendar quarter thereafter and the last Agreement Quarter for Agreement Year Ten shall end on the tenth anniversary of the Launch Date.

      "Agreement Year One" with respect to each Country means the period commencing on the Launch Date and ending on the last day of the fourth complete calendar quarter following the Launch Date; "Agreement Year Two" with respect to each Country means the twelve-month period commencing on the first day following the expiration of Agreement Year One; references to Agreement Year Three through Agreement Year Nine mean the successive twelve-month periods thereafter; and "Agreement Year Ten" means the period commencing on the first day following the expiration of Agreement Year Nine and expiring on the tenth anniversary of the Launch Date .

      "Agreement Years" for each Country means the period commencing on the Launch Date and ending on the last day of Agreement Year Ten.

      "Atorvastatin" means the chemical compound [R-(R*,R*)]-2-(4-fluorophenyl)-ss,d-dihydroxy-5-(1-methylethyl)-3-phenyl-4-
 [(phenylamino)carbonyl]-1H-pyrrole-1-heptanoic acid, calcium salt (2:1) and hydrates thereof.

      "Category 1 Countries" means the Countries set forth under Category 1 on Exhibit A.

      "Category 2 Countries" means the Countries set forth under Category 2 on Exhibit A.

      "Category 3 Countries" means the Countries set forth under Category 3 on Exhibit A.

      "Change in Control" means an event where:

      (A) any Person(s) acquire beneficial ownership of capital stock of WARNER-LAMBERT entitling the holder(s) thereof to at least fifty-one percent (51%) of the voting power of the then outstanding capital stock of WARNER-LAMBERT with respect to the election of directors of WARNER-LAMBERT, or

      (B) WARNER-LAMBERT enters into a merger, consolidation or similar transaction with another Person (the "Acquiring Corporation") in which
      (i) WARNER-LAMBERT is not the surviving corporation in such transaction, (ii) the members of the Board of Directors of WARNER-LAMBERT prior to such transaction constitute less than one half of the members of the Board of Directors of the Acquiring Corporation following such transaction, and (iii) at least fifty-one percent (51%) of the voting power of the outstanding capital stock of the Acquiring Corporation with respect to the election of directors following such transaction is held by Persons who were shareholders of the Acquiring Corporation prior to such transaction, or

      (C) WARNER-LAMBERT sells to any Person(s) in one or more related transactions properties or assets representing at least fifty-one percent (51%) of (i) WARNER-LAMBERT's consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, provided that all or substantially all of the properties and assets used in connection with WARNER-LAMBERT's pharmaceutical business are included in such transaction(s) and (ii) WARNER-LAMBERT's consolidated operating income for the most recent fiscal year as reflected on its most recent Annual Report on Form 10-K.

      "Clinical Plan" means the clinical plan and budget for each Country as determined or varied in accordance with the provisions of Section 4.01.

      "Competing Products" means any prescription pharmaceutical product other than the Products (i) where a significant pharmacological action of such product is direct inhibition of HMG-CoA reductase (as demonstrated by at least 50% inhibition of the enzyme activity of HMG-CoA reductase, at a product concentration of 1 micromolar in an in vitro, cell-free HMG-CoA reductase activity assay system) and (ii) with indications for lipid lowering and treatment or prevention of atherosclerosis.

      "Confidential Information" means (i) for WARNER-LAMBERT, all PFIZER Confidential Information and (ii) for PFIZER, all WARNER-LAMBERT
 Confidential Information.

      "Co-Promotion Territory" means all of the Countries.

      "Country" means any of the countries set forth on Exhibit A.

      "Designated Market" for each Country means the HMG-CoA Reductase Inhibitors ("Statins") identified in the IMS nomenclature as of the date hereof as B4A1, as such nomenclature may be modified from time to time consistent with such designation.

      "Detail" means a face-to-face contact (including a live video presentation) of either a WARNER-LAMBERT or PFIZER sales representative (or their respective designees in accordance with Section 2.02(d)), as the case may be, with (i) a medical professional with prescribing authority or (ii) such other groups as may be mutually agreed between the parties that involves either a Primary or Secondary Product Presentation, in each case as measured by each party's internal recording of such activity; provided that during the first six (6) months after the Launch Date in each Country, only a Primary Product Presentation shall constitute a Detail in such Country.

      "FDA" means the United States Food and Drug Administration.

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any government or of any federal, state, county, city or other political subdivision thereof.

      "IMS" means Intercontinental Medical Statistics Ltd. or such other market share data publication as may be mutually agreed between the parties.

      "International Collaboration Agreement" means the International Collaboration Agreement, dated the date hereof, between WARNER-LAMBERT and PFIZER which covers, in addition to the Co-Promotion Territories, certain additional countries.

      "International License Agreement" means the International License Agreement, dated the date hereof, between WARNER-LAMBERT and PFIZER.

      "Launch Date" for each Country means the date on which the first Product is first shipped by WARNER-LAMBERT in commercial quantities from its distribution centers for commercial sale to unaffiliated third parties in such Country, as promptly notified to PFIZER by WARNER-LAMBERT.

      "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any government or Governmental or Regulatory Authority.

      "Losses" means any and all damages, fines, fees, penalties, judgments, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

      "Market Share" for each Country, means the share (expressed as a percentage) of the Designated Market that is achieved by Products (based on tablets sold, which number of tablets shall be derived by converting total number of packs into total number of tablets sold by WARNER-LAMBERT and its Affiliates during the twelve full calendar months comprising the applicable Agreement Year, or, in the event that this Agreement is terminated in accordance with Section 14.03, during the twelve full calendar months ending on or prior to the termination date), as audited and published by IMS or its affiliate in its pharmaceutical sales audit publication. The parties may, by mutual agreement, choose an alternative auditor-publisher and publication or unit of measure. Notwithstanding the foregoing definition, for purposes of the definition of Net Sales Multiplier, Market Share means the share (expressed as a percentage) of the Designated Market that is achieved by Products (based on tablets as set forth above) sold by WARNER-LAMBERT and its Affiliates during the fourth Agreement Quarter of the immediately preceding Agreement Year. Market Share shall be calculated to the nearest tenth of a percent.

      "Marketing Authorization" means the authorization to sell the Product in the applicable Country as granted by the relevant Governmental or Regulatory Authorities.

      "Marketing Plan" means an annual plan and budget for the promotion and marketing of the Products in each Country as developed under Section 4.01.

      "Net Sales" for each Country means (a) the aggregate sales of WARNER-LAMBERT and its Affiliates of Products to unaffiliated third parties in the relevant Country (but not including sales between WARNER-LAMBERT and its Affiliates) less (i) bad debts related to the Products and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any Governmental or Regulatory Authority in respect of any government-subsidized program, all as determined in accordance with generally accepted accounting principles on a basis consistent with WARNER-LAMBERT's audited financial statements and (b) any monetary recovery in connection with an infringement action brought pursuant to Section 12.02.

      "Net Sales Multiplier" means the applicable percentage of Net Sales (based upon the Category into which each Country falls) which percentage shall be based on Market Share achieved as set forth in Exhibit E.

      "Patents" means those patents identified in, and the patents issuing from the applications listed in, Exhibit C to the International
 Collaboration Agreement.

      "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.

      "PFIZER Confidential Information" means information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by PFIZER or by any of its Affiliates or agents or agents of its Affiliates to WARNER-LAMBERT or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of PFIZER.

      "Price Approval" means, in Countries where Governmental or Regulatory Authorities approve or determine pricing for pharmaceutical products for reimbursement or otherwise, such approval or determination.

      "Primary Product Presentation" means a promotional message involving a Product where such Product is given an important emphasis (but not an emphasis that is significantly less important than the emphasis given to other products) during a sales call.

      "Product Expenses" for each Country means all (a) out-of-pocket costs and expenses incurred (i.e. paid or accrued) to third parties (other than expenses incurred for the services of a contract sales force), whether incurred by WARNER-LAMBERT or PFIZER, for each Country on or after April 15, 1996 in connection with (i) marketing, advertising, sampling and promoting (including, without limitation, educational expenses, speakers' programs and symposia) Atorvastatin and the Products, (ii) training and communications materials, (iii) clinical, preclinical, epidemiological modeling and pharmacoeconomic studies that are designed to support local marketing and commercialization of the Products consistent with the Clinical Plan, (iv) supplementary submissions to Governmental or Regulatory Authorities, including, without limitation, consultant fees and advisory committee meetings relating to such submissions and (v) prosecution of patent infringement pursuant to Section 12.02; provided, however, such out-of-pocket expenses from April 15, 1996 through June 30, 1996 for the Co-Promotion Territory shall not be in excess of $5 million, (b) all costs and direct expenses of PFIZER and WARNER-LAMBERT relating to the supply of Samples (as determined in accordance with Section 5.02(b)) and the distribution of Samples and (c) all costs and expenses incurred centrally by WARNER-LAMBERT or PFIZER implementing Global Marketing programs agreed by the Global Business Subcommittee and relating to or benefiting the activities of the parties pursuant to this Agreement in such Country.

      "Products" means all finished pharmaceutical formulations that (i) contain Atorvastatin as the sole active ingredient, or (ii) contain Atorvastatin together with one or more other active ingredients where such combination products have indications for (a) lipid lowering and the treatment or prevention of atherosclerosis or (b) the treatment or prevention of vascular disease, in each case, to be marketed by WARNER-LAMBERT in the Co-Promotion Territory during the Agreement Years.

      "Secondary Product Presentation" means a promotional message during a sales call that involves a Product and that is neither a Primary Product Presentation nor a reminder sales call.

      "Serious Adverse Drug Experience Report" means any Adverse Drug Experience Report that involves an adverse drug experience that is fatal or life-threatening, is permanently disabling, requires in-patient hospitalization, or is a congenital anomaly, cancer or overdose, or any other event which would constitute a "serious" adverse drug experience pursuant to the terms of 21 C.F.R. 314.80 or 312.32 or their local equivalents.

      "Term of this Agreement" for each Country means the period from the date hereof until the expiration of this Agreement in accordance with
 Section 14.01 or earlier termination of this Agreement in accordance with
 Section 14.03.

      "Trademark" has the meaning ascribed to it in Section 2.05(a).

      "U.S. Agreement" means the Collaboration Agreement dated June 28, 1996 between the parties covering the United States.

      "WARNER-LAMBERT Confidential Information" means information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by WARNER-LAMBERT or by any of its Affiliates or agents or agents of its Affiliates to PFIZER or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of WARNER-LAMBERT, including, without limitation, any information concerning Atorvastatin or any of its intermediates or the Products.

      SECTION 1.02. Interpretation. Unless the context of this Agreement otherwise requires, (i) words of one gender include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" and "Section" refer to the specified Article and Section of this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

                 ARTICLE II - CERTAIN RIGHTS AND OBLIGATIONS

      SECTION 2.01. Co-Promotion Rights. Subject to the terms of this Agreement, WARNER-LAMBERT grants to PFIZER the exclusive right, together with WARNER-LAMBERT, to promote and detail Products in the Co-Promotion Territory pursuant to the terms of this Agreement. Subject to the provisions of Section 2.02(d), so long as PFIZER's rights of co-promotion under this Section 2.01 shall remain in effect, WARNER-LAMBERT shall not grant any rights to, or permit or authorize any third party (other than a WARNER-LAMBERT Affiliate) to sell Products in any Country (other than wholesalers and other third parties in the chain of distribution), or to promote or detail Products in the Co-Promotion Territory in a manner similar to the detailing and promotion of Products by PFIZER pursuant to this Agreement.

      SECTION 2.02.  Detailing and Promotional Efforts.

      (a) Both PFIZER and WARNER-LAMBERT shall deploy such of their respective sales forces in an effort to promote effectively and detail the Products in the Co-Promotion Territory in accordance with the terms of this Agreement and the relevant Marketing Plan. In conducting such promotion and detailing both PFIZER and WARNER-LAMBERT shall use reasonable commercial efforts consistent with accepted pharmaceutical industry business practices. No party shall be required to undertake any activity under this Agreement which it believes, in good faith, may violate any Laws or codes of practice.

      (b) Each party shall diligently work to fulfill all responsibilities assigned to it under this Agreement and each Marketing Plan and shall comply with all applicable Laws in the Co-Promotion Territory. It is the intention of the parties that during each Agreement Year with respect to each Category 1 Country each of WARNER-LAMBERT and PFIZER will devote substantially equal efforts and internal resources to the marketing, promotion and detailing of the Products and the other activities contemplated under this Agreement; provided, however, (i) with respect to each Category 2 Country such efforts and resources shall be 33% for PFIZER and 67% for WARNER-LAMBERT and (ii) with respect to each Category 3 Country such efforts and resources shall be 67% for PFIZER and 33% for WARNER-LAMBERT. The Marketing Plans developed under Section 4.01 shall reflect the foregoing. If the parties agree that additional detailing or other internal resources are necessary beyond those contemplated in this Agreement, or if one party is requested to devote its resources in excess of its appropriate share, the parties shall first determine fair compensation to such party for its additional efforts. Furthermore, no party hereto shall be required, without its consent, to devote any employees or other internal resources of a type, scope or nature which are materially different from those provided by the other party.

      (c) During each Agreement Year in each Category 1 Country, each of PFIZER and WARNER-LAMBERT shall be responsible for performing a number of Details equal to fifty percent (50%) of the Details designated for such Agreement Year in the Marketing Plan then in effect; provided, however, (i) with respect to each Category 2 Country PFIZER shall be responsible for performing a number of Details equal to 33% of the Details called for in the Marketing Plan then in effect for such Agreement Year, and WARNER-LAMBERT shall be responsible for performing 67% of the Details called for in such Marketing Plan and (ii) with respect to each Category 3 Country PFIZER shall be responsible for performing a number of Details equal to 67% of the Details called for in the Marketing Plan then in effect for such Agreement Year, and WARNER-LAMBERT shall be responsible for performing 33% of the Details called for in such Marketing Plan.

      (d) Upon written notice to the other party, WARNER-LAMBERT and PFIZER shall each have the right to use the services of a contract sales force (i.e. a third party whose primary business is devoted to detailing third party products) to assist such party in satisfying its obligations hereunder; provided, however, that during Agreement Years One and Two in each Country, PFIZER and WARNER-LAMBERT will promote the Product solely through their respective existing experienced sales forces and will not rely upon contract sales forces (other than the United Kingdom, where PFIZER shall have the right during Agreement Years One and Two to supplement its existing sales force with contract sales forces in a manner consistent with its past practices); provided, further, that after such time as WARNER-LAMBERT terminates PFIZER's co-promotion rights under Sections 14.02(a) or 14.02(b), in no event shall WARNER-LAMBERT be permitted to use in any Country a contract sales force (without PFIZER's prior consent) to perform a number of Details greater than such number of Details performed in such Country by a contract sales force for WARNER-LAMBERT prior to such termination of PFIZER's co-promotion rights. Furthermore, in no event shall WARNER-LAMBERT increase in any Country its use of such a contract sales force (without PFIZER's prior consent) to perform a greater number of Details in anticipation of its decision to terminate PFIZER's co-promotion rights in such Country pursuant to Sections 14.02(a) or 14.02(b).

      SECTION 2.03. Detailing Reports. Each party shall provide to the other party a report of the number of Details carried out by its representatives during each Agreement Quarter. Reports shall be delivered to the other party within six weeks of the end of the applicable Agreement Quarter.

      SECTION 2.04.  Development of Products; Regulatory Approvals.

      (a) WARNER-LAMBERT shall exercise reasonable efforts to obtain, as soon as reasonably practicable, the Marketing Authorization, and, where relevant, Price Approval, for a Product with a package insert or, in the case of Canada, a Product monograph, that is materially equivalent to the provisions of Exhibit C.

      (b) WARNER-LAMBERT shall be entitled at any time to cease permanently the sale of any Product in any Country if continued sale of such Product would be in violation of Laws or if WARNER-LAMBERT in good faith believes that it has an ethically valid reason therefor based on medical or scientific problems concerning such Product.

      (c) Except as otherwise provided in Sections 3.01 and 3.02 of the International Collaboration Agreement, WARNER-LAMBERT shall be under no liability whatsoever to compensate PFIZER or make any other payment to PFIZER if (i) Marketing Authorization or Price Approval is not received,
 (ii) the approved package insert or, in the case of Canada, the Product monograph for the first Product is not materially equivalent to the provisions of Exhibit C, or (iii) if WARNER-LAMBERT determines to take any of the steps that it is permitted to take pursuant to this Section 2.04, provided, in the case of (i), (ii) and (iii) above, such failure to obtain such Marketing Authorization or Price Approval or, in the case of (b) above, such cessation of sale shall not be the result of any breach of this Agreement by WARNER-LAMBERT.

      SECTION 2.05.  Trademarks, etc.

      (a) The Products shall be promoted and sold under trademark(s) selected by WARNER-LAMBERT in its sole discretion and owned by WARNER-LAMBERT or by any of its Affiliates (the "Trademark"). PFIZER shall have no rights under this Agreement in or to the Trademark or the goodwill pertaining thereto except as specifically provided herein. PFIZER shall utilize the Trademark only for the purposes contemplated herein. PFIZER agrees that upon termination or expiration of this Agreement (or upon PFIZER no longer retaining co-promotion rights under Section 2.01 if such date occurs first), it will discontinue forthwith all use of the Trademark.

      (b) Except as specifically set forth in this Agreement, PFIZER shall not enjoy or exercise any proprietary or property right or other interest in the Trademark, the Patents or in any copyright owned by WARNER-LAMBERT or any of its Affiliates and relating to any Product.

      (c) PFIZER is the owner of the PFIZER logo set forth on Exhibit D (the "PFIZER Logo"). PFIZER grants WARNER-LAMBERT the right to use the PFIZER Logo on labeling, package inserts, Product monographs and packaging materials for Products, all Promotional Materials (as hereinafter defined), Samples (as hereinafter defined) and any other materials used in connection with the performance of this Agreement during the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section 2.01 if shorter) and for the period of six (6) months thereafter for all Products, Promotional Materials, Samples, labeling, inserts and Product monographs containing the PFIZER Logo; provided, however, such use shall be consistent with the uses approved by PFIZER's representatives on the Operating Committee (or the applicable Country Marketing Team). WARNER-LAMBERT shall have no rights under this Agreement in or to the PFIZER Logo or the goodwill pertaining thereto except as specifically provided for herein. Except as provided for in this Section 2.05(c), WARNER-LAMBERT agrees that upon termination or expiration of this Agreement (or upon PFIZER no longer retaining co-promotion rights under Section 2.01 if such date occurs first), it will discontinue forthwith all use of the PFIZER Logo.

      SECTION 2.06. Non-Compete. During the Term of this Agreement and for two (2) years thereafter, neither PFIZER nor WARNER-LAMBERT (nor their respective Affiliates or licensees) shall, directly or indirectly, market, sell, detail, promote or distribute any Competing Products in any part of the Co-Promotion Territory.

                           ARTICLE III - PAYMENTS

      SECTION 3.01.  PFIZER Payments.

      (a) In consideration for the rights granted to PFIZER under this Agreement (including, without limitation, the exclusive right to co-promote the Products under Section 2.01 and the rights set forth in this Agreement to use the governmental approvals, data, inventions, discoveries, patents, trademark, manufacturing rights, know-how and other intangible rights granted hereunder), PFIZER has paid to WARNER-LAMBERT certain amounts as provided in the International Collaboration Agreement.

      (b)  For as long as PFIZER shall enjoy co-promotion rights under
 Section 2.01, subject to the terms of Section 14.04(b), PFIZER shall be responsible (i) with respect to each Category 1 Country for fifty percent (50%) of all Product Expenses, (ii) with respect to each Category 2 Country for thirty-three percent (33%) of all Product Expenses and (iii) with respect to each Category 3 Country for sixty-seven percent (67%) of all Product Expenses. PFIZER shall pay its share of Product Expenses in accordance with the terms set forth in Sections 3.03 and 3.04.

      SECTION 3.02. WARNER-LAMBERT Payments. Subject to the other provisions of this Agreement, WARNER-LAMBERT agrees that:

      (a) WARNER-LAMBERT shall be responsible (i) with respect to each Category 1 Country for fifty percent (50%) of all Product Expenses, (ii) with respect to each Category 2 Country for sixty-seven percent (67%) of all Product Expenses and (iii) with respect to each Category 3 Country for thirty-three percent (33%) of all Product Expenses. Warner-Lambert shall pay its share of Product Expenses in accordance with the terms set forth in Sections 3.03 and 3.04.

      (b) For each Agreement Year and separately calculated for each Category 1 Country, WARNER-LAMBERT shall pay to PFIZER, in the local currency for each such Category 1 Country, a percentage of Net Sales, which percentage shall be based on Market Share achieved as set forth in Exhibit E, with such calculation of the WARNER-LAMBERT payment to PFIZER to be made in accordance with the sample methodology set forth in Exhibit B hereto.

      (c) For each Agreement Year and separately calculated for each Category 2 Country, WARNER-LAMBERT shall pay to PFIZER, in the local currency for each such Category 2 Country, a percentage of Net Sales, which percentage shall be based on Market Share achieved as set forth in Exhibit E, with such calculation of the WARNER-LAMBERT payment to PFIZER to be made in accordance with the sample methodology set forth in Exhibit B hereto (provided, however, that such methodology shall assume and use the multiplier designated under Category 2 of Exhibit E).

      (d) For each Agreement Year and separately calculated for each Category 3 Country, WARNER-LAMBERT shall pay to PFIZER, in the local currency for each such Category 3 Country, a percentage of Net Sales which percentage shall be based on Market Share achieved as set forth in Exhibit E, with such calculation of the WARNER-LAMBERT payment to PFIZER to be made in accordance with the sample methodology set forth in Exhibit B hereto (provided, however, that such methodology shall assume and use the multiplier designated under Category 3 of Exhibit E).

      (e) For purposes of Sections 3.02(b), 3.02(c) and 3.02(d), in no event shall Warner-Lambert be obligated to pay Pfizer an amount that is greater than forty-four percent (44%), twenty-nine and four one hundredths of one percent (29.04%) and fifty-eight and ninety-six one hundredths of one percent (58.96%), respectively, of the Net Sales in any Country in any Agreement Year.

      SECTION 3.03.  Payments; Payment Reports.

      (a) WARNER-LAMBERT shall make payments to PFIZER arising under Sections 3.02(b), 3.02(c) or 3.02(d), as the case may be, on a quarterly basis by Country as follows: (i) for the first three Agreement Quarters in Agreement Year One, payment shall be calculated in accordance with Sections 3.02(b), 3.02(c) and 3.02(d) applying (x) for Category 1 Countries, 26.40% of Net Sales for such period in such Countries, (y) for Category 2 Countries, 17.42% of Net Sales for such period in such Countries and (z) for Category 3 Countries, 35.38% of Net Sales for such period in such Countries, and (ii) for the first three Agreement Quarters in each Agreement Year after Agreement Year One, payments shall be calculated for each Country by applying to Net Sales for such Agreement Quarters the Net Sales Multiplier for the fourth Agreement Quarter of the prior Agreement Year. Within ninety (90) days after the expiration of the fourth Agreement Quarter in each Agreement Year for each Country, WARNER-LAMBERT shall (i) determine the Net Sales for such fourth Agreement Quarter and the entire Agreement Year, (ii) calculate the actual amount due PFIZER for such Agreement Year pursuant to the terms of Sections 3.02(b), 3.02(c) or 3.02(d), as the case may be, and (iii) pay PFIZER the difference between
 (x) what was paid to PFIZER for the first three Agreement Quarters in such Agreement Year and (y) the amount actually due to PFIZER under Sections 3.02(b), 3.02(c) or 3.02(d), as the case may be, for such Agreement Year; provided that if the amount paid to PFIZER for the first three Agreement Quarters in any Agreement Year exceeds what was actually due to PFIZER for the entire Agreement Year pursuant to the applicable subsection, PFIZER shall repay such excess amount to WARNER-LAMBERT.

      (b) PFIZER shall, within thirty (30) days of (i) the end of each Agreement Quarter, or, (ii) prior to the Launch Date, the end of each calendar quarter or (iii) in the event that this Agreement is terminated pursuant to Section 14.03, such termination date, notify WARNER-LAMBERT in writing of the total amount of Product Expenses by Country incurred by PFIZER during such Agreement Quarter, calendar quarter or shorter period, as the case may be. Furthermore, within thirty (30) days of the Launch Date in each Country, PFIZER shall notify WARNER-LAMBERT of the total amount of Product Expenses incurred by PFIZER and its Affiliates in the period of time between the end of the last complete calendar quarter prior to the Launch Date and the Launch Date in such Country.

      (c) Provided PFIZER has complied with Section 3.03(b), WARNER-LAMBERT shall, for the first three Agreement Quarters in each Agreement Year (except for any Agreement Quarter that is the last Agreement Quarter with respect to any Country) within forty-five (45) days of the receipt of PFIZER's notice under Section 3.03(b), notify PFIZER of the calculation of the total amount of Product Expenses for such Agreement Quarter by Country, the amounts paid or accrued by each of WARNER-LAMBERT or PFIZER, and the amounts, if any, payable by either party to the other in accordance with Sections 3.01(b), 3.02(a) and 3.03(a).

      (d) Provided PFIZER has complied with Section 3.03(b), WARNER-LAMBERT shall, within ninety (90) days of the end of each Agreement Year, or in the event that this Agreement is terminated with respect to any Country pursuant to Section 14.03, ninety (90) days after the termination date, notify PFIZER by Country of the calculation of the total amount of Product Expenses for the fourth or last Agreement Quarter, by Country, the amounts paid or accrued by each of WARNER-LAMBERT or PFIZER, and the amount payable to PFIZER or WARNER-LAMBERT, as the case may be, in accordance with Sections 3.01(b), 3.02(a) and Section 3.03(a).

      (e) Any amount payable by either party pursuant to the notification under Sections 3.03(c) and 3.03(d) shall be offset against any amounts due such party and the net amount shall be paid by WARNER-LAMBERT or PFIZER, as the case may be, within ten (10) business days after notification by WARNER-LAMBERT pursuant to Section 3.03(c) or Section 3.03(d).

      (f) For the period of time from April 15, 1996 to the expiration of the last complete calendar quarter prior to the Launch Date in each Country, WARNER-LAMBERT shall, within sixty (60) days after the end of each calendar quarter, notify PFIZER of the calculation of WARNER-LAMBERT's and PFIZER's share of Product Expenses in respect of such calendar quarter in accordance with Sections 3.01(b) and 3.02(a), and PFIZER or WARNER-LAMBERT, as the case may be, shall pay such amount to the other within ten (10) business days after such notification. In addition, within sixty (60) days of the Launch Date, WARNER-LAMBERT shall notify PFIZER of the calculation of WARNER-LAMBERT's and PFIZER's share of Product Expenses in respect of the period of time from the end of the last complete calendar quarter prior to the Launch Date to the Launch Date, and PFIZER or WARNER-LAMBERT, as the case may be, shall pay such amount to the other within ten (10) business days after such notification.

      SECTION 3.04. Manner of Payments. All sums due to either party shall be payable in such currency as shall be agreed between the parties by bank wire transfer in immediately available funds to such bank account(s) as each of PFIZER and WARNER-LAMBERT shall designate. PFIZER shall notify WARNER-LAMBERT's Assistant Treasurer, International by facsimile transmission (at 201-540-7761 or such other number as may be communicated to PFIZER by WARNER-LAMBERT) as to the date and amount of any such wire transfer to WARNER-LAMBERT two business days prior to such transfer. WARNER-LAMBERT shall notify PFIZER's Treasurer by facsimile transmission (at 212-573-1133 or such other number as may be communicated to WARNER-LAMBERT by PFIZER) as to the date and amount of any such wire transfer to PFIZER two business days prior to such transfer.

      SECTION 3.05. Interest on Late Payments. If either WARNER-LAMBERT or PFIZER shall fail to make a timely payment pursuant to this Article III, interest shall accrue on the past due amount at a rate equal to the 30 day local interbank rate applicable for the currency of payment, effective for the first date on which payment was delinquent, as published in The Financial Times or, if such rate is not regularly published in The Financial Times, as published in such source as the parties mutually agree.

                 ARTICLE IV - COOPERATION; MARKETING PLANS;
                         CLINICAL DEVELOPMENT PLANS

      SECTION 4.01.  Cooperation.

      (a) Subject to the other provisions of this Agreement, the parties agree that the principal objectives of the parties hereunder in jointly promoting and detailing Products in the Co-Promotion Territory are to use reasonable efforts to maximize Net Sales and operating income to the parties hereunder and to develop and sponsor various local clinical studies for the Product during the period of time WARNER-LAMBERT and PFIZER shall be co-promoting the Products under this Agreement. The parties agree that they shall establish a formal framework within which they will discuss strategies for the development, marketing and detailing of the Products in the Co-Promotion Territory.

      (b) The formal framework referred to in Section 4.01(a) shall initially be comprised of the following:

      (i) An Operating Committee, which shall operate by consensus between the parties, shall meet at least quarterly and shall have as its overall purpose the development and implementation of commercial planning activities and research and development programs, each consistent with the other. The Operating Committee shall have subcommittees as set forth below. The Operating Committee shall consist of an equal number of representatives of each party, chaired by a senior sales and marketing manager of WARNER-LAMBERT, shall review the activities of the U.S. Marketing Subcommittee (established under the U.S. Agreement), the Global Business Subcommittee, the Research Subcommittee (established under the U.S. Agreement) and any other subcommittees formed from time to time, and seek to resolve any matter upon which any such subcommittee is unable to agree.

      (ii) A Global Business Subcommittee, which shall operate by consensus between the parties, comprising an equal number of representatives of each party, chaired by a senior marketing manager of WARNER-LAMBERT, which shall meet at least quarterly to: (a) develop and discuss global strategies for marketing of the Product, including allocation of responsibility for global marketing activities, (b) develop and review global marketing plans (including the budget for advertising, promotional strategies) and Clinical Plans, (c) review progress against the current global marketing plans, (d) review progress of marketing expenditures in each Agreement Year against the budget for such activities in such Agreement Year, (e) review potential amendments to the current global marketing plans (including the budget for advertising and promotional strategies), (f) make presentations to the Executive Committee and (g) undertake all other responsibilities deemed necessary in connection with the management of the promotion and marketing of the Product in the Co-Promotion Territory. The Global Business Subcommittee also shall have responsibility for reviewing the operating plans of all Countries in the Territory (as such term is defined in the International License Agreement) other than those countries in which WARNER-LAMBERT or its Affiliates sell a Product.

     (iii) A Country Marketing Team for each Country which shall operate by consensus between the parties to accomplish the objectives and intent of Sections 4.01(a) and (c) through
           (f) for each such Country, comprising an equal number of representatives of each party.

      (iv) An Executive Committee, which shall operate by consensus between the parties, comprising an equal number of senior executives of each party, chaired by a senior executive of WARNER-LAMBERT, which shall review the activities of the Operating Committee, including the Global Business Subcommittee thereof and the Research Subcommittee, and seek to resolve any matter upon which any such committee or subcommittee is unable to agree.

      (c) The parties may, upon mutual agreement, supplement or vary the formal framework specified in Section 4.01(b) from time to time.

      (d) If for any reason the Executive Committee cannot reach agreement on any appropriate matter, the matter shall be referred to the Chief Executive Officers of each party for good faith resolution. It is, however, expressly agreed that the WARNER-LAMBERT Chief Executive Officer, after consultation with the PFIZER Chief Executive Officer, shall have the final decision making authority with respect to the matters appropriately referred to him and such decision shall be binding on the parties, subject to the provisions of this Agreement. Pursuant to the foregoing, it is acknowledged that the Chief Executive Officers of WARNER-LAMBERT and PFIZER may reasonably disagree on matters relating to strategies to market, detail and/or promote the Products in the Co-Promotion Territory. The decisions of the WARNER-LAMBERT Chief Executive Officer on such matters shall be binding on the parties, provided such decisions are made in good faith and have a reasonable basis therefor. In particular, it is agreed that such decisions cannot be challenged on the basis of being inconsistent with the first two sentences of Section 2.02(a) or the first sentence of Section 4.01(a), provided such decision shall not be in conflict with other specific provisions of this Agreement.

      (e) Each Country Marketing Team shall seek to produce a pre-launch activities plan and a draft Marketing Plan for Agreement Year One by or before December 31, 1996. At least six months prior to anticipated approval of a Marketing Authorization the Country Marketing Team shall finalize the Marketing Plan for Agreement Year One and for each ensuing Agreement Year on or before October 31 of the prior Agreement Year or such other date as may be determined in accordance with this Section 4.01; provided, however, that the Country Marketing Team for each of Germany and the United Kingdom shall seek to produce a Marketing Plan for Agreement Year One by or before October 31, 1996. Each Country Marketing Team shall also produce a Clinical Plan.

      (f) Subject to the provisions of this Agreement, each Marketing Plan shall stipulate the way in which the Products are to be promoted and detailed during the period to which the Marketing Plan relates and shall include, inter alia: (i) the number, type and priority of Details to be performed and strategies relating to such detailing activity, (ii) other advertising and promotional activity to be undertaken, (iii) any training and/or sampling programs to be conducted, (iv) budgets, (v) medical education programs to be conducted, (vi) public relations activities and
 (vii) such other activities as may be agreed on by the Global Business Subcommittee, the applicable Country Marketing Team, the Operating Committee, the Executive Committee or determined or varied pursuant to the provisions of Section 4.01(d). The Marketing Plans shall not address sales force incentives or compensation, and each party shall have sole authority and responsibility for designing and executing any such program for its sales force. Neither party shall make any material change in any Marketing Plan or Clinical Plan without the prior approval of the Global Business Subcommittee.

      (g) All of the committees and subcommittees contemplated hereunder shall be established as soon as reasonably practicable after the date of this Agreement. Each party shall bear its own costs associated with its participation on the various committees and subcommittees.

      SECTION 4.02. Information Exchange. Each party shall forthwith upon the execution of this Agreement and thereafter at all times during the Agreement Years promptly disclose to the other party all significant information of which it becomes aware, which it can legally disclose and which it reasonably believes will be important in planning and effecting the detailing, promotion, marketing and sale of the Products in the Co-Promotion Territory.

                ARTICLE V - PROMOTIONAL MATERIALS AND SAMPLES

      SECTION 5.01.  Promotional and Educational Materials.

      (a) Subject to the terms of clause (b) below and applicable Law, during the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section 2.01 if shorter) WARNER-LAMBERT and PFIZER shall create and develop advertising, promotional, educational and communication materials for marketing, advertising and promotion of the Products for distribution to independent third parties (including medical professionals) and to WARNER-LAMBERT's and PFIZER's respective sales forces in accordance with the terms of the Marketing Plans (the "Promotional Materials") and which shall be subject to WARNER-LAMBERT's prior approval pursuant to Section 8.03. Subject to the terms of Section 2.05(c) and this
 Section 5.01, WARNER-LAMBERT shall own all right, title and interest in and to any such Promotional Materials which are specifically directed to the Products including applicable copyrights and trademarks and PFIZER shall execute all documents and take all actions as are reasonably requested by WARNER-LAMBERT to vest title to such Promotional Materials, copyrights and trademarks in WARNER-LAMBERT. Promotional Materials shall be paid for by the parties as set forth in Sections 3.01(b) and 3.02(a).

      (b) PFIZER and WARNER-LAMBERT shall retain all rights, including, without limitation, copyrights and trademarks, to all of their respective existing programs and materials in all formats (print, video, audio, digital, computer, etc.) regarding sales training, patient education and disease management programs presently owned by each, as well as any modifications of such programs each may develop in the future which are not specific to the Products. PFIZER and WARNER-LAMBERT shall, from time to time, each notify the other as to the identity of such proprietary programs. In the event that WARNER-LAMBERT desires after the expiration or termination of this Agreement, to use any PFIZER program which has been specifically adapted for, or directed to, any of the Products, the parties shall negotiate in good faith to conclude, if possible, an appropriate agreement (including the amount of compensation to be paid to PFIZER for such use). In addition, all such new programs hereafter jointly developed by PFIZER and WARNER-LAMBERT pursuant to this Agreement shall be jointly owned by PFIZER and WARNER-LAMBERT, and each party shall have the right to use such jointly developed programs free of charge after the Term of this Agreement.

      (c) PFIZER shall not produce (other than as concepts for consideration by WARNER-LAMBERT), distribute or otherwise use any promotional or communications material relating to the Products which has not been approved in accordance with the management framework established in Section 4.01 and by WARNER-LAMBERT pursuant to Section 5.01(a).

      (d) Each party shall during each Agreement Year provide the other party with such quantities of Promotional Materials consistent with the applicable Marketing Plan and the provisions of this Agreement to meet such party's reasonable requirements for use in accordance with the then current Marketing Plan.

      SECTION 5.02.  Samples.

      (a) WARNER-LAMBERT shall during each Agreement Year provide PFIZER with such quantities of samples of the Products ("Samples") consistent with the applicable Marketing Plan and the provisions of this Agreement to meet PFIZER's reasonable requirements for use in accordance with the then current Marketing Plan. For each Agreement Year Samples shall be allocated fairly between the parties based on the number of Details each is required to undertake. PFIZER and WARNER-LAMBERT shall use Samples strictly in accordance with the then current Marketing Plan and shall distribute Samples in full compliance with all applicable Laws.

      (b) The cost per Sample distributed in each Agreement Quarter shall be calculated as twelve percent (12%) of the quotient of (i) Net Sales in such Agreement Quarter over (ii) the total number of pills of Product sold to unaffiliated third parties in each Country in such Agreement Quarter.

      (c) Within thirty (30) days after the end of the Term of this Agreement (or, if earlier, the termination of PFIZER's co-promotion rights), PFIZER shall return, or otherwise dispose of in accordance with instructions from WARNER-LAMBERT, all remaining Samples provided by WARNER-LAMBERT and will provide WARNER-LAMBERT with a certified statement that all remaining Samples have been returned or otherwise properly disposed of and that PFIZER is no longer in possession or control of any such Samples in any form or fashion.

      SECTION 5.03. Labeling. The parties agree that, subject to the requirements of applicable Law, WARNER-LAMBERT and PFIZER shall be given equal exposure and prominence on all Product package inserts, Product monographs, packaging, Samples and all Promotional Materials used or distributed in the Co-Promotion Territory in connection with the Products under this Agreement; provided such equal exposure shall not be required where PFIZER has prohibited the use of the PFIZER Logo in accordance with the terms of Section 2.05(c).

               ARTICLE VI - INFORMATION CONCERNING THE PRODUCT

      SECTION 6.01. Public Statements. PFIZER and WARNER-LAMBERT shall ensure that no claims or representations in respect of the Products or Atorvastatin or the characteristics thereof are made by or on behalf of it (by members of its sales force or otherwise) that have not been approved by WARNER-LAMBERT or which do not represent an accurate summary or explanation of the labeling of the Product or a portion thereof.

      SECTION 6.02. Ownership. PFIZER shall not represent to any third party that it has any proprietary or property right or interest in the Products, Atorvastatin or in the Patents or the Trademark, except for such rights granted to PFIZER under Section 2.01. Furthermore, PFIZER acknowledges that it does not have any right, title or interest in the Patents.

      SECTION 6.03. Medical Inquiries. PFIZER shall comply with the directions and policies which WARNER-LAMBERT may reasonably formulate concerning responses to be made to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Products and shall, if so requested by WARNER-LAMBERT, provide WARNER-LAMBERT with details of inquiries received and responses given.

      SECTION 6.04.  WARNER-LAMBERT Information.

      (a) WARNER-LAMBERT shall provide PFIZER with information, known to WARNER-LAMBERT, which is relevant or appropriate to enable PFIZER to respond promptly to medical questions or inquiries from members of the medical and paramedical professions and consumers relating to the Products.

      (b) PFIZER shall refer all questions and inquiries to which PFIZER is unable to respond, using the materials provided by WARNER-LAMBERT pursuant to Section 6.04(a), to WARNER-LAMBERT.

                           ARTICLE VII - TRAINING

      SECTION 7.01. Training Plans. PFIZER and WARNER-LAMBERT shall, each at its own expense, comply with any reasonable training plan contained in any Marketing Plan which is otherwise consistent with provisions of this Agreement.

      SECTION 7.02. Assistance. During the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section
 2.01 if shorter), each party shall make available to the other, to the extent reasonable:

      (a) Reasonable services of such party's sales training personnel to assist the other party's sales training personnel in training its detailing force; and

      (b) Reasonable quantities of training and communications materials created and developed for marketing and promoting the Products.

                      ARTICLE VIII - REGULATORY MATTERS

      SECTION 8.01. Communication with Regulatory Authorities. PFIZER shall not without the consent of WARNER-LAMBERT or unless so required by Law (and then only pursuant to the terms of this Section 8.01), correspond or communicate with any Governmental or Regulatory Authority, whether within the Co-Promotion Territory or otherwise, concerning the Products or Atorvastatin or otherwise take any action concerning any authorization or permission under which the Products are sold or any application for the same. Furthermore, PFIZER shall, immediately upon receipt of any communication from any Governmental or Regulatory Authority relating to Atorvastatin or any Product, forward a copy or description of the same to WARNER-LAMBERT and respond to all inquiries by WARNER-LAMBERT relating thereto. If PFIZER is advised by its counsel that it must communicate with any Governmental or Regulatory Authority, then PFIZER shall so advise WARNER-LAMBERT immediately and, unless the Law prohibits, provide WARNER-LAMBERT in advance with a copy of any proposed written communication with any Governmental or Regulatory Authority and comply with any and all reasonable direction of WARNER-LAMBERT concerning any meeting or written or oral communication with any Governmental or Regulatory Authority.

      SECTION 8.02. Filings with Governmental or Regulatory Authorities. Subject to the terms of Section 2.04, upon receipt of the initial Marketing Authorization for a Product in each Country, WARNER-LAMBERT shall have exclusive authority and responsibility to maintain and seek revisions of the conditions of each such Marketing Authorization for the Products and shall keep PFIZER informed of any such actions, provided any such revisions are not inconsistent with the decisions of the parties as determined in accordance with Section 4.01. Within twenty (20) days after submission to the applicable Governmental or Regulatory Authority, WARNER-LAMBERT shall provide PFIZER with copies of all final submissions that are intended to change or modify the label or labeling for, or the indications of, Atorvastatin or any of the Products. Subject to the terms of Section 8.01, PFIZER will not file any document with any Governmental or Regulatory Authority relating to any Product or Atorvastatin without the prior consent of WARNER-LAMBERT.

      SECTION 8.03. Labeling and Promotional Materials. WARNER-LAMBERT shall have sole authority and responsibility to seek and/or obtain any necessary Governmental or Regulatory Authority approvals of any label, labeling, package inserts, Product monographs and packaging, and Promotional Materials used in connection with the Products, and for determining whether the same requires Governmental or Regulatory Authority approval. No Product label, labeling or Promotional Materials may be used or distributed by PFIZER unless such label, labeling or Promotional Materials have been approved in advance by the Country Marketing Team and, for purposes of determining compliance with applicable Laws, WARNER-LAMBERT, pursuant to WARNER-LAMBERT's internal procedures.

      SECTION 8.04. Complaints. Subject to the terms of Section 8.06, and except as otherwise agreed on a Country by Country basis, PFIZER shall refer any complaints (including medical complaints) which it receives concerning any Product or Atorvastatin to WARNER-LAMBERT within ninety-six hours of PFIZER's receipt of the same; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up (e.g. wrong ingredients) shall be delivered within twenty-four hours of any member of the PFIZER Group's (as hereinafter defined) receipt of the same. PFIZER shall not take any other action in respect of any such complaint without the consent of WARNER-LAMBERT unless otherwise required by Law.

      SECTION 8.05.  Regulatory Information.  Subject to the terms of
 Section 8.01, each party agrees to provide the other with all reasonable assistance and take all actions reasonably requested by the other party that are necessary or desirable to enable the other party to comply with any Law applicable to Atorvastatin or any Product, including, but not limited to, WARNER-LAMBERT meeting its reporting and other obligations to
 (i) maintain and update any Marketing Authorizations for the Products and
 (ii) report Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports to any Governmental or Regulatory Authorities. Such assistance and actions shall include, among other things, keeping the other party informed, commencing within forty-eight hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b) which indicates or suggests a potential material liability for either party to third parties arising in connection with any Product, or
 (c) which is reasonably likely to lead to a recall or market withdrawal of any Product, provided that neither party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided. For purposes of this Section 8.05, each of the events set forth in (a), (b) and (c) of this Section 8.05 shall be defined as a "Material Event". Information that shall be disclosed pursuant to this Section 8.05 shall include, but not be limited to:

      (1) Governmental or Regulatory inspections of manufacturing, distribution or other related facilities; inquiries by Governmental or Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties); any communication from Governmental or Regulatory Authorities involving the manufacture, sale, promotion or distribution of Products or any other Governmental or Regulatory Authority reviews or inquiries relating to Atorvastatin or any of the Products which, in each case, constitute a Material Event; and

      (2) an initiation of any Governmental or Regulatory Authority investigation, detention, seizure or injunction concerning any Product.

      SECTION 8.06. Adverse Drug Experience Reports. (a) Subject to applicable Law, PFIZER shall:

      (i) notify WARNER-LAMBERT of all Serious Adverse Drug Experience Reports (including Serious Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER or WARNER-LAMBERT) within ninety-six hours of the time such Serious Adverse Drug Experience Report becomes known to PFIZER or any of its Affiliates or any employee or agent of PFIZER or any of its Affiliates (the "PFIZER Group"); and

      (ii) notify WARNER-LAMBERT of all Adverse Drug Experience Reports (except for Adverse Drug Experience Reports occurring in a post-marketing study conducted, sponsored or monitored by PFIZER or WARNER-LAMBERT) within thirty days of the time such Adverse Drug Experience Report becomes known to any member of the PFIZER Group; and

     (iii) notwithstanding any other provision of this Section 8.06, use its best efforts to notify WARNER-LAMBERT of all unexpected fatal or life-threatening experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R 312.32, within twenty-four (but, in no event, later than thirty-six) hours of the time any such experience becomes known to any member of the PFIZER Group; and

      (iv) notwithstanding any other provision in this Section 8.06, notify WARNER-LAMBERT of all other serious and unexpected adverse experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R 312.32, within seventy-two hours of the time any such experience becomes known to any member of the PFIZER Group.

      (b) PFIZER shall notify WARNER-LAMBERT of all Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER when such study is completed in a study report issued to WARNER-LAMBERT in connection therewith. Each such final study report shall be provided to WARNER-LAMBERT within fifteen days of its completion. Except for Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER, notification under this
 Section 8.06 shall be by facsimile and overnight courier and in accordance with instructions to be mutually agreed upon by PFIZER and WARNER-LAMBERT. All follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports occurring during post-marketing studies shall be conducted by the party initiating, sponsoring or monitoring such study; provided that the results of such follow-up investigations conducted by PFIZER shall be delivered to WARNER-LAMBERT within ninety-six hours of the time such follow-up information is obtained by any member of the PFIZER Group. All other follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by WARNER-LAMBERT. PFIZER shall provide all reasonable cooperation with any investigation of any such spontaneous Adverse Drug Experience Report or Serious Adverse Drug Experience Report conducted by WARNER-LAMBERT.

      (c) Subject to Section 8.01, (i) PFIZER shall not disclose any information concerning Adverse Drug Experience Reports or Serious Adverse Drug Experience Reports to any Person or Governmental or Regulatory Authority without the prior consent of WARNER-LAMBERT, and (ii) WARNER-LAMBERT shall have the sole discretion to determine whether any complaint, Adverse Drug Experience Report or Serious Adverse Drug Experience Report must be reported to the FDA or any other Governmental or Regulatory Authority.

      SECTION 8.07. Recalls Or Other Corrective Action. WARNER-LAMBERT shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Products. WARNER-LAMBERT shall promptly notify PFIZER of any such actions taken by WARNER-LAMBERT which are reasonably likely to result in a material adverse effect on the marketability of any Product in any Country. At WARNER-LAMBERT's request, PFIZER shall provide reasonable assistance to WARNER-LAMBERT in conducting such recall, market withdrawal or other corrective action and any documented, direct, out-of-pocket costs incurred by PFIZER with respect to participating in such recall, market withdrawal or other corrective action shall be reimbursed by WARNER-LAMBERT. WARNER-LAMBERT shall be under no liability whatsoever to compensate PFIZER or make any other payment to PFIZER for any decision to recall, initiate a market withdrawal or take any other corrective action with respect to the Products contemplated in this Section 8.07, unless such action results from WARNER-LAMBERT's failure to comply with the terms of this Agreement.

      SECTION 8.08. Survival of Obligations. The obligations of the parties set forth in Sections 8.01, 8.04, 8.05 and 8.06 shall survive the termination of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section 2.01 if shorter) for the shelf life of the Products containing the PFIZER Logo in accordance with Section 2.05(c).

                 ARTICLE IX - ORDERS AND SUPPLY OF PRODUCTS

      SECTION 9.01. Orders and Terms of Sale. WARNER-LAMBERT shall have the sole right to (i) receive, accept and fill orders for Products, (ii) control invoicing, order processing and collection of accounts receivable for Product sales, (iii) record Product sales in its books of account, and
 (iv) establish and modify the commercial terms and conditions with respect to the sale and distribution of Products, including matters such as the price at which the Products will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed. It is understood that certain of the matters set forth in clause (iv) above shall be incorporated in the Marketing Plans developed pursuant to Section 4.01.

      SECTION 9.02. Misdirected Orders. If, for any reason, PFIZER receives orders for Products, PFIZER shall forward such orders to WARNER-LAMBERT (or if directed by WARNER-LAMBERT to WARNER-LAMBERT's wholesalers) as soon as practicable.

      SECTION 9.03. Product Returns. If any quantities of the Products are returned to PFIZER, PFIZER shall immediately notify WARNER-LAMBERT and ship them to the facility designated by WARNER-LAMBERT, with any reasonable or authorized shipping or other documented direct cost to be paid by WARNER-LAMBERT. PFIZER, at its option, may advise the customer who made the return that the Products have been returned to WARNER-LAMBERT, but shall take no other steps in respect of any return without the consent of WARNER-LAMBERT. All returns of Samples used by the PFIZER field force shall first be returned to PFIZER which shall ship them to WARNER-LAMBERT, at WARNER-LAMBERT's expense.

      SECTION 9.04. Supply. WARNER-LAMBERT shall use reasonable efforts to supply Products (both for trade purposes and Samples) during the Term of this Agreement in a consistent fashion and in sufficient quantities to meet the forecasted amounts of Products in accordance with the then current Marketing Plan. With respect to the foregoing, WARNER-LAMBERT shall maintain inventory of Products (a) for the first two Agreement Quarters of Agreement Year One for each Country, equal to six (6) months requirement (based on the then current Marketing Plan) and (b) for the final two Agreement Quarters of Agreement Year One and the remaining Agreement Years, equal to three (3) months requirement (based on the then current Marketing
 Plan). WARNER-LAMBERT may establish appropriate back-up manufacturing facilities and, in such event, shall be responsible for obtaining all Governmental or Regulatory Authority approvals for such facilities on a timely basis as required to prevent any interruption, discontinuity or other impediment to continued supply of the Products.

      SECTION 9.05. PFIZER Back-Up Manufacturing Facilities. If, after approval of a Marketing Authorization for a Product, additional back-up manufacturing facilities are required, PFIZER shall have the option, at its sole cost and expense, to request WARNER-LAMBERT to file a supplement to have one or more of PFIZER's or any of its Affiliate's manufacturing facilities (the "PFIZER Facilities") qualified and approved as back-up manufacturing facilities. If PFIZER desires to have any of its facilities so qualified, PFIZER shall notify WARNER-LAMBERT of the identity of such PFIZER Facilities and the back-up manufacturing services to be provided promptly after PFIZER has made this determination. WARNER-LAMBERT shall have the right to visit and audit such PFIZER Facilities and review all other appropriate technical information to determine whether such PFIZER Facilities are acceptable, such consent not to be unreasonably withheld.
 If approved by WARNER-LAMBERT, WARNER-LAMBERT shall have the right to provide reasonable technical assistance in the qualification and approval of such PFIZER Facilities at the cost and expense of PFIZER. WARNER-LAMBERT shall be solely responsible for filing all submissions or other correspondence with the applicable Governmental or Regulatory Authorities in connection with any decision to seek approval of a PFIZER Facility as an additional back-up manufacturing facility. WARNER-LAMBERT shall also be responsible for determining technical and other conditions set forth in any supplement filed with reference to this Section. WARNER-LAMBERT shall have the sole right to determine whether or not to use the PFIZER Facilities in the event of an interruption or depletion in supply of Product and, under such circumstances, a separate manufacturing agreement will be entered into between the parties.

      SECTION 9.06. Failure of Supply. In the event for any reason, including Force Majeure (as hereinafter defined) (but excluding the failure of PFIZER to perform its obligations as a back-up manufacturer pursuant to the terms of Section 9.05, if applicable), WARNER-LAMBERT shall be unable in any Country to supply on a timely basis (in accordance with WARNER-LAMBERT's normal and customary practice) at least ninety percent (90%) of the orders for Product in such Country and provided that such orders are not materially greater than the forecasted Product requirements included in the then current Marketing Plan for such Country, then the following adjustments shall be made to the terms otherwise provided herein:

      (a) If such failure to supply continues for two consecutive months or less, the Agreement Year for such Country in which such failure to supply occurred shall be extended by a length of time equal to two times the number of days during which WARNER-LAMBERT failed to supply Product as provided for above.

      (b) If such failure to supply continues longer than two consecutive months, the Agreement Year for such Country in which such failure to supply occurred shall be extended by a length of time equal to four times the number of days during which WARNER-LAMBERT failed to supply Product as provided for above.

      (c) Provided WARNER-LAMBERT's failure to meet its supply obligations shall not be the result of WARNER-LAMBERT's material breach of its obligations under this Agreement, then Sections 9.06(a) and 9.06(b) set forth PFIZER's sole remedy in the event WARNER-LAMBERT fails to meet the supply obligations set forth in this Article IX.

                    ARTICLE X - CONFIDENTIAL INFORMATION

      SECTION 10.01. Confidential Information. Each of PFIZER and WARNER-LAMBERT shall keep all Confidential Information received from the other with the same degree of care it maintains the confidentiality of its own confidential information. Neither party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its employees, agents, advisers, representatives, consultants and counsel who have a need to know such Confidential Information to implement the terms of this Agreement; provided, however, any such consultants shall be subject to confidentiality obligations consistent with those provided herein. The party receiving the Confidential Information (the "Receiving Party") shall advise any employee, agent, adviser, representative, consultant or counsel who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such employees, agents, advisers, representatives, consultants and counsel comply with such obligations as if they had been a party hereto. Upon termination of this Agreement, or earlier if so requested in writing by the party disclosing the Confidential Information (the "Disclosing Party"), the Receiving Party shall use reasonable efforts to return or destroy all documents, tapes or other media containing Confidential Information in its possession, except that the Receiving Party may keep one copy of Confidential Information in the Legal Department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall not be copied or distributed in any manner without the express prior permission of the Disclosing Party; provided, however, that the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. The Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure of Confidential Information pursuant to the proviso of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

      SECTION 10.02. Exceptions. Each of PFIZER and WARNER-LAMBERT shall be relieved of any and all of the obligations of Section 10.01 with respect to a specific item of Confidential Information if:

      (a) such Confidential Information is in the public domain at the time of disclosure hereunder or subsequently comes within the public domain through no fault or action of the Receiving Party or any of its Affiliates; or

      (b) such Confidential Information is in the possession or control of the Receiving Party or any of its Affiliates at the time of disclosure by or on behalf of the Disclosing Party or is independently discovered, after the date of disclosure, by the Receiving Party or any of its Affiliates without the aid, application or use of the Confidential Information, in each such case as evidenced by written records; or

      (c) such Confidential Information is obtained by the Receiving Party from any third party not in violation of any confidentiality obligation to the Disclosing Party.

      SECTION 10.03. Survival. The obligations and prohibitions contained in this Article X shall survive the expiration or termination of this Agreement for a period of five (5) years.

                           ARTICLE XI - COVENANTS

      SECTION 11.01. WARNER-LAMBERT Covenants. WARNER-LAMBERT hereby covenants and agrees as follows:

      (a) During the Term of this Agreement WARNER-LAMBERT shall carry out the detailing, promotion, marketing and sale of the Products and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) accepted pharmaceutical industry practices and (iii) all applicable Laws.

      (b) Products to be distributed by WARNER-LAMBERT during the Term of this Agreement will, at the time of shipment by or on behalf of WARNER-LAMBERT, not be misbranded or adulterated under the terms of applicable Laws.

      (c) WARNER-LAMBERT acknowledges that PFIZER is relying, and is entitled to rely, on the foregoing covenants.

      SECTION 11.02.  PFIZER Covenant.  PFIZER hereby covenants as follows:

      (a) During the Term of this Agreement PFIZER shall carry out the detailing, promotion and marketing of the Products and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) accepted pharmaceutical industry practices and (iii) all applicable Laws.

      (b) PFIZER acknowledges that WARNER-LAMBERT is relying, and is entitled to rely, on the foregoing covenants.

      SECTION 11.03. Indemnification of PFIZER. WARNER-LAMBERT shall indemnify PFIZER in accordance with Section 4.03 of the International Collaboration Agreement.

      SECTION 11.04. Indemnification of WARNER-LAMBERT. PFIZER shall indemnify WARNER-LAMBERT in accordance with Section 4.04 of the International Collaboration Agreement.

      SECTION 11.05. Survival. The provisions of this Article XI shall survive the expiration or termination of this Agreement.

               ARTICLE XII - PATENT AND TRADEMARK INFRINGEMENT

      SECTION 12.01. Prosecution and Maintenance of Patents. WARNER-LAMBERT shall make adequate filings for, and prosecute and maintain, all Patents and related applications in the Co-Promotion Territory unless WARNER-LAMBERT reasonably believes that any such Patent or related application is not material to the matters contemplated in this Agreement. WARNER-LAMBERT shall consult with PFIZER prior to abandoning any Patents or related applications that are material to the matters contemplated in this Agreement. At PFIZER's reasonable request WARNER-LAMBERT shall advise PFIZER of the status of pending applications, shall provide PFIZER with copies of documentation concerning such applications and shall consult with PFIZER before taking any action materially affecting the scope of patent coverage relating to Products. WARNER-LAMBERT shall file all applications and take any other actions necessary to obtain patent extensions and supplementary protection certificates for Patents where available in the Co-Promotion Territory unless WARNER-LAMBERT reasonably believes that any such Patent or application is not material to the matters contemplated in this Agreement.

      SECTION 12.02.  Patent Infringement.

      (a) In the event any infringement action shall be brought within the Co-Promotion Territory against PFIZER or any of its Affiliates because of the manufacture, use or sale of Products, PFIZER shall promptly notify WARNER-LAMBERT. WARNER-LAMBERT shall, at its sole expense, assume the defense of such action, and PFIZER shall be fully indemnified on account of such action subject to the terms of Article XI.

      (b) If any third party shall, in the reasonable opinion of either party, infringe any of the Patents, such party shall promptly notify the other party.

      (c) If any third party shall infringe any of the Patents in connection with either the manufacture, use or sale of a product in any Country that has a Material Adverse Effect (as hereinafter defined) on the Products in such Country, WARNER-LAMBERT shall bring suit and take such other action as it may determine is reasonably necessary to enjoin, prohibit, or retard such infringement. PFIZER shall cooperate in such suits or actions. In the event of such a Material Adverse Effect, the Agreement Year with respect to the Country involved in which such infringement occurred shall be extended by the number of days during which such infringement resulted in a Material Adverse Effect on Net Sales in such Country. For purposes of this Section 12.02(c), "Material Adverse Effect" shall be deemed to occur if sales in such Country of infringing products by such infringing party equal at least ten percent (10%) of Net Sales in such Country in such Agreement Year.

      (d) If any third party shall infringe any of the Patents and such infringement does not result in a Material Adverse Effect, WARNER-LAMBERT shall have sole discretion whether or not to bring suit to enjoin, prohibit, or retard such infringement.

      SECTION 12.03.  Trademarks.

      (a) WARNER-LAMBERT agrees to pursue and maintain the Trademark and all of its relevant copyrights relating to the Products in the Co-Promotion Territory. WARNER-LAMBERT and PFIZER shall each advise the other promptly upon its becoming aware of any infringement by a third party of the Trademark.

      (b) WARNER-LAMBERT and its Affiliates shall have sole discretion to decide what if any action should be taken in relation to such infringement. PFIZER shall cooperate fully with, and as reasonably requested by, WARNER-LAMBERT, at WARNER-LAMBERT's expense, in any investigation or action taken by WARNER-LAMBERT or any of its Affiliates in respect of such infringement. Any sums obtained as a result of any such suit or proceeding, whether by judgment, award, decree or settlement, shall be the property of WARNER-LAMBERT or its Affiliate and PFIZER shall not under any circumstances be entitled to any share of the same.

      (c) In the event any trademark infringement action shall be brought within the Co-Promotion Territory against PFIZER or any of its Affiliates because of the manufacture, use or sale of Products, PFIZER shall promptly notify WARNER-LAMBERT. WARNER-LAMBERT shall, at its sole expense, assume the defense of such action, and PFIZER shall be fully indemnified on account of such action subject to the terms of Article XI.

                           ARTICLE XIII - RECORDS

      SECTION 13.01. Detail Records. Both parties shall keep accurate and complete records of each Detail carried out by it under this Agreement and shall make such records available for inspection, review and audit by an independent certified public accountant or the local equivalent appointed by the other party and reasonably acceptable to such party for the purpose of verifying the number of Details made by such party. All costs and expenses incurred in connection with performing any such audit shall be paid by the party performing such audit. Such accountants shall not reveal to the party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and shall be subject to confidentiality obligations consistent with the provisions of Article X.

      SECTION 13.02. Financial Records. WARNER-LAMBERT shall keep such records of Net Sales and Product Expenses as are necessary to determine accurately under United States generally accepted accounting principles the sums due to PFIZER and WARNER-LAMBERT under this Agreement. PFIZER shall keep such records of its Product Expenses as are necessary to determine accurately under United States generally accepted accounting principles the sums due to PFIZER and WARNER-LAMBERT under this Agreement. Such records shall be retained by each party (in such capacity, the "Recording Party") and shall be made available for inspection, review and audit, at any time during the applicable Agreement Year and for three (3) years thereafter, at the request and expense of the other party, by an independent certified public accountant or the local equivalent appointed by such other party and reasonably acceptable to the Recording Party for the sole purpose of verifying the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement, provided that such audits may not be performed by either party more than once per Agreement Year. Such accountants shall not reveal to the party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and shall be subject to confidentiality obligations consistent with the provisions of Article X.

      SECTION 13.03. Retaining of Records. The documents from which were calculated (i) the sums due under Article III and (ii) the number of Details as set forth in the written reports delivered in accordance with
 Section 2.02 shall be retained by WARNER-LAMBERT or PFIZER (whichever is relevant) during the Term of this Agreement and for three (3) years thereafter.

                     ARTICLE XIV - TERM AND TERMINATION

      SECTION 14.01. Term. Unless otherwise mutually agreed to by the parties, this Agreement shall with respect to each Country expire on the last day of Agreement Year Ten.

      SECTION 14.02. Termination of Co-Promotion Rights. WARNER-LAMBERT shall have the right to terminate PFIZER's co-promotion rights, granted under Section 2.01, as follows:

      (a) If at any time from the date of this Agreement through the end of Agreement Year Five a Change of Control of WARNER-LAMBERT shall occur, WARNER-LAMBERT shall have the right to terminate PFIZER's co-promotion rights under Section 2.01 on a Country-by-Country basis as follows: (i) WARNER-LAMBERT shall give to PFIZER notice of WARNER-LAMBERT's intent to terminate such co-promotion rights ("Termination Notice A"), (ii) Termination Notice A shall specify for each affected Country a date for such termination of co-promotion rights which date shall be not less than twelve (12) months after the date of Termination Notice A, (iii) in no event shall the date for termination of such co-promotion rights be earlier than the first day of Agreement Year Four in the affected Country, and (iv) in all cases the date for termination of such co-promotion rights shall be on the first day of an Agreement Quarter in the affected Country; and

      (b) WARNER-LAMBERT shall have the right, at its sole discretion, to terminate PFIZER's co-promotion rights under Section 2.01 on a Country-by-Country basis as follows: (i) WARNER-LAMBERT shall give to PFIZER notice of WARNER-LAMBERT's intent to terminate such co-promotion rights ("Termination Notice B"), (ii) Termination Notice B shall specify for each affected Country a date for such termination of co-promotion rights which date shall be not less than twelve (12) months after the date of Termination Notice B,
 (iii) in no event shall the date for termination of such co-promotion rights be earlier than the first day of Agreement Year Six in the affected Country, and (iv) in all cases the date for termination of such co-promotion rights shall be on the first day of an Agreement Quarter in the affected Country.

      SECTION 14.03.  Termination of Agreement.

      (a) At any time, upon twelve (12) months' notice to WARNER-LAMBERT, PFIZER shall have the right on a Country-by-Country basis, at PFIZER's sole discretion, to terminate this Agreement (provided the date for termination shall be on the first day of an Agreement Quarter), and upon such termination, subject to Section 14.05, PFIZER shall have no further rights to any payments or compensation from WARNER-LAMBERT.

      (b) If either WARNER-LAMBERT or PFIZER materially breaches or defaults in the performance of any of the provisions of this Agreement, and such material breach or default is not cured within sixty (60) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement forthwith. For the purposes of this Section 14.03(b), a material breach or default in the performance of any of the provisions of this Agreement shall include a material inaccuracy in any representation, warranty or covenant contained herein.

      (c) To the extent permitted by Law, if either WARNER-LAMBERT or PFIZER shall become insolvent, or shall make or seek to make or arrange an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against such party (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days), or if a receiver or trustee of such party's property shall be appointed and not discharged within ninety (90) days, the other party shall have the right to terminate this Agreement forthwith.

      SECTION 14.04.  Effects of Termination of Co-Promotion Rights.

      (a) Termination by WARNER-LAMBERT under Section 14.02 shall not release either party from any obligation to pay to the other party any sums due under Article III in connection with activities completed on or before the effective date of such termination, but no further sums shall be payable under Article III except as provided in Sections 14.04 or 14.05.

      (b) If PFIZER's co-promotion rights for any Country are terminated by WARNER-LAMBERT pursuant to Sections 14.02(a) or 14.02(b), WARNER-LAMBERT shall pay to PFIZER seventy-five percent (75%) of the payment(s) PFIZER would have received pursuant to Article III through the end of Agreement Year Ten for such Country. In computing such amounts there shall be deducted the amounts PFIZER would have owed WARNER-LAMBERT pursuant to
 Section 3.01(b) with respect to the remaining Agreement Years had PFIZER's co-promotion rights not been terminated; provided that PFIZER shall have no obligations under Section 3.01(b) to actually pay or incur any Product Expenses after PFIZER's co-promotion rights are terminated under Sections 14.02(a) or 14.02(b). It is understood that payments for each such remaining Agreement Year shall be based on the actual Net Sales and Product Expenses, in each case for such Agreement Year as provided in this Agreement. Moneys shall be payable in the manner and at such times as set forth in Sections 3.03 and 3.04 for each Agreement Quarter during such remaining Agreement Years. In addition, WARNER-LAMBERT shall continue to comply with all its marketing, detailing, promotional and clinical obligations under this Agreement as if PFIZER had retained its co-promotion rights. In addition, WARNER-LAMBERT (or such other co-promotion partner as WARNER-LAMBERT shall appoint) shall assume the marketing, detailing and promotional obligations that PFIZER would have been responsible for pursuant to this Agreement had the Agreement not been terminated, and PFIZER shall have no responsibility therefor.

      SECTION 14.05. No Prejudice to Rights. Termination of this Agreement shall be without prejudice to:

      (a) The rights of the parties to any payments due under Article III to the date of termination; and

      (b) Any remedies which either party may then have hereunder or at law; and

      (c) Either party's right to obtain performance of any obligations provided for in this Agreement which survive termination by their express terms.

      SECTION 14.06. Return of Confidential Information. (a) Subject to the terms of Section 10.01 and 14.06(b), upon the termination of this Agreement (or, if earlier, the termination of PFIZER's co-promotion rights), (i) PFIZER shall within thirty (30) days return to WARNER-LAMBERT all Samples, Promotional Materials, communications materials, marketing plans and reports and other tangible WARNER-LAMBERT Confidential Information provided to PFIZER by or on behalf of WARNER-LAMBERT pursuant to the terms and intent of this Agreement, and (ii) WARNER-LAMBERT shall within thirty (30) days return to PFIZER all tangible PFIZER Confidential Information provided to WARNER-LAMBERT by or on behalf of PFIZER pursuant to this Agreement.

      (b) If PFIZER's co-promotion rights are terminated by WARNER-LAMBERT pursuant to Section 14.02, then, WARNER-LAMBERT shall reimburse PFIZER for the Product Expenses incurred by PFIZER pursuant to Section 3.01(b) with respect to the Samples and Promotional Materials returned to WARNER-LAMBERT pursuant to Section 14.06(a). This payment shall be made by WARNER-LAMBERT within sixty (60) days of PFIZER's return of such Samples in accordance with the terms of Section 14.06(a).

                         ARTICLE XV - MISCELLANEOUS

      SECTION 15.01. Relationship of the Parties. Each party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or for any employee benefits of such employee. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, PFIZER's legal relationship under this Agreement to WARNER-LAMBERT shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the parties.

      SECTION 15.02. No Solicitation. The parties agree that during the Term of this Agreement neither party shall solicit any employee of the other party, with whom it has come in contact or interacted for the purposes of the performance of this Agreement, to leave the employment of the other party and accept employment with the first party.

      SECTION 15.03. Force Majeure. The occurrence of an event which materially interferes with the ability of a party to perform its obligations or duties hereunder which is not within the reasonable control of the party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law, shall not excuse such party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure.

      SECTION 15.04.  Confidentiality; Public Announcements.

      (a) Each party shall keep the terms of this Agreement confidential and shall not disclose the same to any third party other than (i) by agreement of the parties hereto, or (ii) as required by Law or stock exchange regulation or an order of a competent court; provided that prior to disclosure pursuant to (ii) above, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      (b) Neither party shall make any press release or other public announcement or other disclosure to third parties relating to this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except where required by applicable Law; provided that prior to disclosure, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      SECTION 15.05. Choice of Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or any of the transactions contemplated hereby, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and agrees that any such action or proceeding may be brought in such courts.

      SECTION 15.06. Assignment. This Agreement may not be assigned by either party without the prior consent of the other party; provided that each party shall have the right to assign its rights and obligations under this Agreement to (a) any third party successor to all or substantially all of (i) its entire business or (ii) its pharmaceutical business or (b) in whole or in part to its Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder; provided however, that the assignor shall be responsible for the performance of its Affiliate assignee(s) hereunder. It is further understood and agreed that each party shall assign, or otherwise cause to be performed, its obligations under this Agreement (including, without limitation, obligations of confidentiality, detailing, payment and promotion) to or by, as the case may be, one or more of its Affiliates to the extent necessary or appropriate in order to ensure that such obligations are fulfilled in accordance with the terms and intent of this Agreement. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

      SECTION 15.07. Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by mail (first class, postage prepaid) to the parties at the following addresses or facsimile numbers:

      WARNER-LAMBERT:

      Warner-Lambert Company
      201 Tabor Road
      Morris Plains, New Jersey 07950
      Attention: President, Pharmaceutical Sector
      Facsimile No. (201) 540-4009

      with a copy to: Vice President and General Counsel
      Facsimile No. (201) 540-3927

      PFIZER:

      Pfizer Inc.
      235 East 42nd Street
      New York, New York 10017-5755
      Attention: President, International Pharmaceuticals Group
      Facsimile No. (212) 573-1240

      with a copy to: Senior Vice President and General Counsel
      Facsimile No. (212) 808-8924

 or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

      SECTION 15.08. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of either party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable,
 (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      SECTION 15.09. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 15.10. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      SECTION 15.11. Entire Agreement. This Agreement (including Exhibits A through E hereto), together with the Confidential Disclosure Agreement, dated March 4, 1996, between WARNER-LAMBERT and PFIZER (the "Confidential Disclosure Agreement") and the International Collaboration Agreement, constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral. It is agreed that (i) Article X of this Agreement shall govern the protection of Confidential Information disclosed prior to or pursuant to this Agreement and (ii) the matters referred to in Paragraph 8 and Attachment A of the Confidential Disclosure Agreement shall remain in full force and effect pursuant to the terms thereof. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of WARNER-LAMBERT and PFIZER.

      SECTION 15.12. No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either party to or in respect of any product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other party except as expressly set forth herein.

      SECTION 15.13. Independent Agreements. WARNER-LAMBERT and PFIZER have, as of the date hereof, entered into an Option Agreement (the "Option Agreement") under which PFIZER grants to WARNER-LAMBERT an option to negotiate and possibly to acquire in the future certain co-promotion and other rights to a PFIZER compound. The Option Agreement contemplates that the parties will in the future negotiate and, if such negotiations are successful, enter into additional agreements regarding such PFIZER compound. It is recognized that the parties may fail to reach any future agreement or agreements contemplated under the Option Agreement, or the Option Agreement may terminate, or disputes may arise under the Option Agreement or in connection with any transactions contemplated thereunder, or WARNER-LAMBERT may not acquire or be granted any rights to any PFIZER compound under the Option Agreement. WARNER-LAMBERT acknowledges under any of the foregoing circumstances it shall have no claim whatsoever against PFIZER under this Agreement which shall remain in full force and effect according to its terms.

      SECTION 15.14. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      SECTION 15.15. Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, WARNER-LAMBERT and PFIZER, by their duly authorized Officers, have executed this Agreement as of the date first written above.


 WARNER-LAMBERT COMPANY                  PFIZER INC.

 By: /s/ Lodewijk J.R. de Vink           By: /s/ Robert Neimeth
    --------------------------              -------------------------------
 Name:  Lodewijk J.R. de Vink               Name:  Robert Neimeth
 Title: President and Chief                 Title: Executive Vice President